             Exhibit 77(C): submission of Matters to a vote of security holders

Supplemental Proxy Information

Joint special meetings of shareholders of International Dividend Income Fund, International Opportunities Fund, Micro Cap Growth Fund, and Micro Cap Value Fund were held on November 5, 2015 and joint special meetings of shareholders of Alpha Strategy Fund, Fundamental Equity Fund, International Core Equity Fund, and Value Opportunities Fund were held on December 15, 2015. Each meeting was held for a Fund's shareholders to vote on the following matters:

    1. To amend the Fund's fundamental restrictions related to borrowing and lending to enable the Fund to participate in an interfund lending program; and

    2. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the Fund's current fiscal year.

The results of the proxy solicitation on the preceding matter were as follows:

1. To approve the amendment to the fundamental investment restrictions of the Fund as described in the proxy statement:

   (a) Amend the fundamental investment restriction with respect to Borrowing

                                     Votes For  Votes Against  Abstain  Broker Non-Votes
                                    ----------- ------------- --------- ----------------
Alpha Strategy Fund                  15,979,568     685,769   1,004,433     4,475,293
Fundamental Equity Fund             102,174,384   7,980,141   8,398,877    32,985,186
International Core Equity Fund       15,095,233     981,976   1,052,971     5,124,868
International Dividend Income Fund  206,923,025   5,813,025   6,736,658    22,536,745
International Opportunities Fund     20,948,236     726,350     669,782     3,357,759
Micro Cap Growth Fund                 8,007,228     248,032       2,766             0
Micro Cap Value Fund                  4,927,727      43,112         733             0
Value Opportunities Fund             52,836,181   2,784,725   2,793,655    15,524,696

1. To approve the amendment to the fundamental investment restrictions of the Fund as described in the proxy statement:

   (b) Amend the fundamental investment restriction with respect to Lending

                                     Votes For  Votes Against  Abstain  Broker Non-Votes
                                    ----------- ------------- --------- ----------------
Alpha Strategy Fund                  15,970,197     691,798   1,007,775     4,475,293
Fundamental Equity Fund             102,206,717   7,941,864   8,404,821    32,985,186
International Core Equity Fund       15,118,277     957,279   1,054,624     5,124,868
International Dividend Income Fund  206,809,359   5,935,828   6,727,521    22,536,745
International Opportunities Fund     20,921,368     727,232     695,768     3,357,759
Micro Cap Growth Fund                 8,007,228     248,032       2,766             0
Micro Cap Value Fund                  4,927,727      43,112         733             0
Value Opportunities Fund             52,838,562   2,738,011   2,837,988    15,524,696

2. To ratify the selection of Deloitte & Touche LLP as the Fund's independent registered public accounting firm for the Fund's current fiscal year

                                     Votes For  Votes Against  Abstain  Broker Non-Votes
                                    ----------- ------------- --------- ----------------
Alpha Strategy Fund                  20,552,831     412,604   1,179,628        --
Fundamental Equity Fund             140,861,195   2,714,847   7,962,546        --
International Core Equity Fund       20,785,624     533,504     935,920        --
International Dividend Income Fund  233,632,697   1,804,591   6,572,165        --
International Opportunities Fund     24,823,742     362,699     515,686        --
Micro Cap Growth Fund                 8,167,163      88,095       2,768        --
Micro Cap Value Fund                  4,928,948      41,891         733        --
Value Opportunities Fund             70,003,830   1,228,166   2,707,261        --